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                            DISTRIBUTION SERVICE AGREEMENT





    This Distribution Service Agreement (hereinafter called "Agreement") is made this 1st day of June by and between MORGAN & SAMPSON, INC., a California Corporation (hereinafter called "Warehouseman"), and ULTRAFEM, INC. (hereinafter called "Manufacturer").

    WHEREAS Warehouseman and Manufacturer are each desirous of entering into a Distribution Service to be performed by Warehouseman on behalf of Manufacturer.

    NOW, THEREFORE, the parties hereto in consideration of the premises and the mutual promises herein contained, do hereby covenant, promise and agrees as follows:


    1. DEFINITIONS. For purposes of the Agreement, the following terms shall have these meanings:

1.1 "Products" shall mean the products manufactured by the Manufacturer or otherwise offered by it for sale to its customers and which are to be stored and shipped by Warehouseman in accordance with this Agreement.

1.2 "Basic Service" shall mean the services rendered by the Warehouseman in the Handling, Warehousing and Distribution of the Products of the Manufacturer as further defined in this Agreement.

1.3 "Warehouse" shall mean the building owned or used by the Warehouseman for storage of Products in the ordinary course of its business at 1651 South Carlos Avenue, Ontario, California 91761, and/or such other buildings as the parties shall agree upon.


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    2.   TERM OF AGREEMENT.  The term of agreement shall be for a period of one
(1) year, and the Contract shall continue in effect thereafter until terminated by either party by giving ninety (90) days written notice to the other of its desire not to continue this agreement in force.


    3. DUTIES OF WAREHOUSEMAN. During the term of this Agreement, Warehouseman shall render to Manufacturer the Basic Services as more particularly described hereinafter in this paragraph.

3.1 Handling shall consist exclusively of the rendering of the following services by Warehouseman during its regular business hours with respect to Products duly tendered for delivery pursuant to this Agreement:

    (a) Receipt of Products at the warehouse loading dock during normal working hours of Warehouse;

    (b)  Loading Products into the Warehouse;

    (c) Rendering memoranda of the receipt of Products from Manufacturer, indicating the quantity of the Products received and the condition of the Products (as is readily apparent from the condition of the containers in which such were delivered or upon Warehouseman's unpacking of such containers). Such memoranda are to be sent to Manufacturer within three (3) days following receipt of any shipment of Products. Manufacturer shall furnish Warehouseman with a schedule explaining its markings with respect to name of product, quantity and size. Each container shall be marked consistently with such schedule to provide Warehouseman with such information.






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    (d)  Keeping inventory records of Products delivered and shipped hereunder and rendering no less than monthly summaries of the transactions made with respect to such Products and no less than quarterly counts of the Products physically on hand.

3.2 Warehousing shall consist of the storage of the Products of Manufacturer in the Warehouse from the time of loading until the time of shipment in accordance with the terms of this Agreement. It is understood that Warehouseman has allocated 5,000 (est.) square feet of warehouse space for the Products of the Manufacturer. Upon reasonable notice from Manufacturer that it requires additional space and provided such additional space is available in the Warehouse, Warehouseman will allocate additional space to Manufacturer.

3.3 Distribution shall consist exclusively of the following services to be rendered by the Warehouseman with respect to the Products:

    (a) Acceptance of orders by telephone, fax, EDI, in writing, or computer data link for products from the Manufacturer. A Master Customer list will be supplied by Manufacturer. It is understood that all such orders submitted to the Warehouseman for shipment shall be checked against the Customer Master list for credit approval prior to shipping.

    (b) Shipping such orders on forms to be supplied by the Warehouseman to the Manufacturer's customers by UPS/RPS or by delivery to such common carriers as Warehouseman in its discretion shall determine, within a reasonable time following its receipt of an order.




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    (c)  Warehouseman shall not be liable for any delay in packing or shipping of Products as required hereunder if such delay is due to acts of God, War, public enemies, seizure under legal process, strikes, lockouts, riots and civil commotion's prolonged unavailability of carriers, or any other occurance of similar magnitude. Products remaining in storage as a result of such delay will continue to be subject to regular storage charges.

    (d) A copy of the pick list and the bill of lading covering each shipment shall be sent by courier program to Manufacturer promptly following their rendering to Manufacturer's customers.

    (e) Customer service shall consist exclusively of the following services to be rendered by the Warehouseman with respect to the products:

         (1) Preparing customer orders for shipment following a credit approval check against the Customer Master list.

         (2) Updating customer orders after shipment via the inventory product status report and confirming shipment to Manufacturer via Fax or EDI.

         (3)  Tracing customer orders and obtaining P.O.D.'s upon request.


    4. DUTIES AND AGREEMENTS OF MANUFACTURER. In consideration of the undertaking of the Warehouseman to perform the Basic Services with respect to the Products, the Manufacturer undertakes, agrees and represents as follows:

4.1 Title to the Products shall at all times remain in the Manufacturer's possession and any taxes assessed directly on such Products shall be for the account of and paid by the Manufacturer. The Manufacturer will have good title to all of the Products to be delivered to Warehouseman hereunder and has the legal right and authority to take all such acts with respect to such Products as it may take pursuant to the provisions of this Agreement.




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4.2 The Products to be delivered hereunder will be in good condition and of merchantable quality at the time of their delivery to Warehouseman and of the type and in the quantities indicated by the documents rendered by Manufacturer at the time of delivery. Manufacturer further represents that no storage of shipment procedures are required for proper care of the Products other than those which are rendered by Warehouseman in the ordinary course of its business. Manufacturer understands that Warehouseman relies upon the representations set forth herein in determining the performance of its duties hereunder and the fulfillment of the its standard of care reference to in Paragraph 7 hereof.

4.3 Manufacturer shall be solely responsible for the design, development, supply, safety, and performance of the Products hereunder. Warehouseman agrees to immediately notify Manufacturer of any and all claims, demand of actions asserted or commenced against Warehouseman arising out of or connected with this Agreement or the Products. If any liability, action, claims or demands are attributable to the Products or Manufacturer, Manufacturer shall at its own cost and expense defend the same and will indemnify, save harmless and defend the Warehouseman of any and all claims, losses, or liabilities, including reasonable attorney's fees, in any way arising out of or alleged to have arisen out of the use of Manufacturer's Products. So long as this Agreement remains in force, Manufacturer will:

    (a) Maintain adequate bodily injury and property damage insurance with respect to Products warehoused or distributed pursuant to this Agreement;



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    (b)  Designate Warehouseman as a named insured with respect to such insurance; and

    (c) Provide Warehouseman with Certificates of Insurance to evidence compliance with this Paragraph 4.3.

4.4 With respect to the shipment of Products to the Warehouseman:

    (a) All Products will be shipped prepaid to the loading dock of the Warehouseman packed in Manufacturer's regular shipping cartons for storage and marked as to quantity and description of Products.

    (b) Manufacturer shall give Warehouseman notice within two (2) business days after the shipment of Products to Warehouse of all shipments to be made hereunder, the name of the carrier and the contents of the shipment. Manufacturer agrees that Warehouseman shall not be liable for demurrage or delays in unloading inbound trucks, unless Warehouseman has failed to exercise reasonable care and diligence under the circumstances, which include the receiving of the notice provided herein.

4.5 With respect to the shipment of Products by Warehouseman, Manufacturer agrees to make all claims against carriers carrying Products to manufacturer's customers. Warehouseman agrees to assist Manufacturer in developing information reasonably available to Warehouseman and necessary for such claims.




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    5.   COMPENSATION FOR BASIC SERVICES AND REIMBURSEMENT OF EXPENSES

5.1 The fees for Basic Services to be computed separately each calendar month shall be as outlined in Exhibit 'A'. Should the Manufacturer give notice pursuant to Paragraph 2 hereof, the fee for preparation and transfer of Manufacturer's Products shall be herein specified as though such Products had been shipped to the Manufacturer's customers.

5.2 In addition to the payment of fees for Basic Services, and in addition to the payment for Extra Services as hereinafter provided in Paragraph 6 hereof, Manufacturer agrees to reimburse Warehouseman for all properly documented expenses incurred or paid for the account of the Manufacturer including freight, postage or other payments paid or incurred by Warehouseman or any taxes levied or assessed against the Products. Manufacturer will also reimburse Warehouseman for telephone toll charges and fax expenses incurred on behalf of Manufacturer subject to Manufacturer's policies with respect to such charges as are communicated to Warehouseman in writing.

5.3 With the exception of freight and storage charges, monthly bills will be rendered for the services performed and expenses incurred pursuant to Paragraphs 5.1 and 5.2 hereof and such bills are payable within thirty (30) days of their receipt. Freight charges, both UPS/RPS and common carriers will be debited against the Freight Advance Account as such expenses are incurred. An accounting of all charges debited to the freight advance account along with copies of UPS/RPS charges and common carrier freight bills will maintain a freight advance account with the Warehouseman at a initial level described in Exhibit 'A' and replenished from time to time upon reaching a minimum level described in Exhibit 'A'.




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    6.   EXTRA SERVICES.  Extra Services and charges for purposes of this
    Agreement are as follows:

6.1 For packing and repackaging Products for shipment in packages or containers other than in those which such Products were delivered to Warehouseman in accordance with Sub-Paragraph 4.4(a) above, Manufacturer shall be charged as outlined in Exhibit 'A'.

6.2 For destroying Products, Manufacturer will be charged the cost to Warehouseman for such service as outlined in Exhibit 'A'.

6.3 All the services enumerated Paragraph 6 may be performed and charged for only when approved by Manufacturer.

6.4 Bills for fees charged to Extra Services will be rendered monthly and payable within thirty (30) days of their receipt.


    7.   LIMITATION OF LIABILITY.

7.1 Warehouseman shall only be liable for damages for loss of or injury to the Products caused by its failure to exercise such care in regard to them as a reasonably careful man would exercise under like circumstances and shall not be liable for damages which could not have been avoided by the exercise of such care. Warehouseman shall not be held responsible for loss of Products by leakage or through failure to detect same, for concealed damage, or for inventory shrinkage of less than one percent (1%) based on average monthly inventory (with inventory overages offsetting inventory shortages) to be reviewed after six (6) months.




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7.2 Warehouseman's liability for loss or injury to Products under Paragraph 7.1 above shall be limited to and shall not exceed the lesser of: (a) the cost to the manufacturer of producing or otherwise obtaining such Products at the time and place of their production or obtaining of the same plus freight or the shipping charges incurred in delivering the Products to Warehouseman; or (b) the actual market value thereof at the time and place at which the injury or loss occurred.

7.3 Warehouseman shall not be obligated to provide any insurance for Manufacturer's Products. Manufacturer shall provide any insurance required (including, but not limited to, fire insurance) by it at its sole cost and expense to cover its Goods in transit and while in the Warehouse. Manufacturer hereby waives and releases any and all rights of recovery, liability or responsibility against Warehouseman, its agents or employees for loss, injury or damage suffered by Manufacturer because of fire or insurable extended coverage perils, however caused, even if such fire or other casualty shall have been by the fault of negligence of Warehouseman or any one for whom Warehouseman may be responsible. Manufacturer shall give notice to its insurance carrier that the foregoing Waiver of Subrogation is contained in this Agreement. Manufacturer shall supply Warehouseman with satisfactory evidence of such insurance and Waiver of Subrogation by means of a Certificate of Insurance from its insurer.




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7.4 Manufacturer guarantees, warrants and certifies that no product constituting or being a part of any shipment made hereunder is misbranded within the meaning of the Federal Hazardous Substances Labeling Act or within the meaning of any applicable state law in which the definition of misbranding is substantially the same as that contained in the Federal Act or is an article which may not under the provisions of the Federal Act be introduced into Required Commerce.

7.5 Manufacturer guarantees, warrants and certifies that no drug constituting or being part of a shipment made hereunder will at the time of shipment or delivery, be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as said Act is constituted and effective at the time of such shipment or delivery, or will be an article which may not under the provisions of said Act be introduced into Interstate Commerce.

    8. GOVERNING LAW. The interpretation of this Agreement shall be governed by the laws of the State of California and the rights of parties hereunder, to the extent not otherwise provided herein, shall be determined in accordance with the article of the Uniform Required Code relating to documents of title as adopted in the State of California.


    9. NOTICES. Any notice or other communication required or permitted hereunder unless otherwise specifically provided, shall be in writing, and shall be effective upon receipt at the following addresses, unless a change is specified in writing by a party hereto:




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         TO:       MORGAN & SAMPSON, INC.
                   Corporate Office
                   1651 South Carlos Ave.
                   Ontario, CA  91761

         TO:       ULTRAFEM, INC.
                   500 5th Avenue, Suite #3620
                   New York, NY 10110


    10. MISCELLANEOUS. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous Agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are not warranties, representations or other Agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), or shall such waiver constitute a continuing waiver unless otherwise expressly provided.

    11. SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.




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    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed.


ULTRAFEM, INC.                             MORGAN & SAMPSON, INC.

By: /s/ Audrey Contente                    By: /s/ Daniel B. Morgan, Jr.
   -----------------------------                ----------------------------
   Audrey Contente                              Daniel B. Morgan, Jr.
   Senior Vice President                        Executive Vice President

Dated: 6/3/96                              Dated:  5/31/96
      --------------------------                   -------------------------





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